SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 7, 2015, is entered into by and between RVUE HOLDINGS, INC., a Nevada corporation (“Company”), and TYPENEX CO-INVESTMENT, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A.

Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.

Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $252,500.00 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

C.

This Agreement, the Note, the Security Agreement (as defined below), the Investor Notes (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D.

For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor hereby agree as follows:

1.

Purchase and Sale of Securities.

1.1.

Purchase of Securities. Company shall issue and sell to Investor and Investor agrees to purchase from Company the Note. In consideration thereof, Investor shall pay (i) the amount designated as the initial cash purchase price on Investor’s signature page to this Agreement (the “Initial Cash Purchase Price”), and (ii) issue to Company the Investor Notes (the sum of the initial principal amount of the Investor Notes, together with the Initial Cash Purchase Price, the “Purchase Price”). The Purchase Price, the OID (as defined below), and the Transaction Expense Amount (as defined below) are allocated to the Tranches (as defined in the Note) of the Note as set forth in the table attached hereto as Exhibit B.

1.2.

Form of Payment. On the Closing Date, (i) Investor shall pay the Purchase Price to Company by delivering the following at the Closing: (A) the Initial Cash Purchase Price, which shall be delivered by wire transfer of immediately available funds to Company, in accordance with Company’s written wiring instructions; (B) Investor Note #1 in the principal amount of $50,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #1”); (C) Investor Note #2 in the principal amount of $50,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #2”); and (D) Investor Note #3 in the principal amount of $50,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #3”, and together with Investor Note #1 and Investor Note #2, the “Investor Notes”); and (ii) Company shall deliver the duly executed Note on behalf of Company, to Investor, against delivery of such Purchase Price.

1.3.

Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about July 7, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4.

Collateral for the Note. The Note shall be secured by the collateral set forth in that certain Security Agreement attached hereto as Exhibit D listing the Investor Notes as security for Company’s obligations under the Transaction Documents (the “Security Agreement”).

1.5.

Collateral for Investor Notes. Initially, none of the Investor Notes will be secured, but all or any of the Investor Notes may become secured subsequent to the Closing by such collateral and at such time as determined by Investor in its sole discretion. In the event Investor desires to secure any of the Investor Notes, Company shall timely execute any and all amendments and documents and take such other measures requested by Investor that are necessary or advisable in order to properly secure the applicable Investor Notes.

1.6.

Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $22,500.00 (the “OID”). In addition, Company agrees to pay $5,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The Purchase Price, therefore, shall be $225,000.00, computed as follows: $252,500.00 original principal balance, less the OID, less the Transaction Expense Amount. The Initial Cash Purchase Price shall be the Purchase Price less the sum of the initial principal amounts of the Investor Notes. The portions of the OID and the Transaction Expense Amount allocated to the Initial Cash Purchase Price are set forth on Exhibit B.

2.

Investor’s Representations and Warranties. Investor represents and warrants to Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (iv) this Agreement and the Investor Notes have been duly executed and delivered on behalf of Investor.

3.

Representations and Warranties of Company. Company represents and warrants to Investor that: (i) Company is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company; (v) this Agreement, the Note, the Security Agreement, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor; (viii) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading (provided however that Company filed a Form 10-K/A on June 8, 2015 to correct the inadvertent omission from Item 5 of Part II of its Annual Report on Form 10-K as filed on February 12, 2015 of information regarding unregistered sales of shares of Common Stock totaling $325,000 completed during 2014); (ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) Company has not consummated any financing transaction that has not been disclosed in a periodic filing with the SEC under the 1934 Act; (xi) Company (A) is not a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act or (B) is in compliance with Rule 144(i)(2) under the 1933 Act; (xii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiii) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees;

(xiv) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xv) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; and (xvi) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC;SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the matters described in subsection (xvi) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

4.

Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company shall comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Company shall timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink Current Information; (iii) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iv) trading in Company’s Common Stock shall not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on the Company’s principal trading market; (v) Company shall not transfer, assign, sell, pledge, hypothecate or otherwise alienate or encumber the Investor Notes in any way without the prior written consent of Investor; and (vi) Company shall not have at any given time more than two (2) Variable Security Holders (as defined below), excluding Investor, without Investor’s prior written consent. For purposes hereof, the term “Variable Security Holder” means any holder of any Company securities that are convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock) with a conversion price that varies with the market price of the Common Stock.

5.

Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1.

Investor shall have executed this Agreement and the Investor Notes and delivered the same to Company.

5.2.

Investor shall have delivered the Initial Cash Purchase Price to Company in accordance with Section 1.2 above.

6.

Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1.

Company shall have executed this Agreement and delivered the same to Investor.

6.2.

Company shall have delivered to Investor the duly executed Note in accordance with Section 1.2 above.

6.3.

Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit E acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.4.

Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit F evidencing Company’s approval of the Transaction Documents.

6.5.

Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit G to be delivered to the Transfer Agent.

6.6.

Company shall have delivered to Investor fully executed copies of the Security Agreement and all other Transaction Documents required to be executed by Company herein or therein.

7.

Reservation of Shares. At all times during which the Note is convertible, Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note at least three (3) times the quotient obtained by dividing the Outstanding Balance (as defined in the Note) by the Installment Conversion Price (as defined in the Note) (the “Share Reserve”), but in any event not less than 9,000,000 shares of Common Stock shall be reserved at all times for such purpose (the “Transfer Agent Reserve”). Company further agrees that it will cause the Transfer Agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 1,000,000 shares as and when requested by Investor in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Note has been paid in full, Company shall require the Transfer Agent to reserve for the purpose of issuance of Conversion Shares under the Note, a number of shares of Common Stock equal to the Transfer Agent Reserve. Company shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the Note. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Note to Investor out of its authorized and unissued shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve. The Transfer Agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.

8.

Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

8.1.

Original Signature Pages. Each party agrees to deliver its original signature pages to the Transaction Documents to the other party within five (5) Trading Days of the date hereof. Notwithstanding the foregoing, the Transaction Documents shall be fully effective upon exchange of electronic signature pages by the parties and payment of the Initial Cash Purchase Price by Investor. For the avoidance of doubt, the failure by either party to deliver its original signature pages to the other party shall not affect in any way the validity or effectiveness of any of the Transaction Documents, provided that such failure to deliver original signatures shall be a breach of the party’s obligations hereunder.

8.2.

Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit H) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit H attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

8.3.

Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah; provided, however, that notwithstanding anything herein to the contrary, enforcement of Investor’s rights under the Security Agreement will occur in accordance with the Uniform Commercial Code of the applicable state(s) under the Security Agreement and enforcement of Company’s rights over the Collateral will occur in accordance with the laws of the state in which the Collateral is located. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

8.4.

Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Lender Conversion Price (as defined in the Note), Lender Conversion Shares (as defined in the Note), Installment Conversion Price, Installment Conversion Shares (as defined in the Note), Conversion Factor (as defined in the Note), Market Price (as defined in the Note), or VWAP (as defined in the Note) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor shall, within two (2) Trading Days, submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Company shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Note) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

8.5.

Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.6.

Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.7.

Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.8.

Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

8.9.

No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

8.10.

Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

8.11.

Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

RVUE Holdings, Inc.

Attn: Mark Pacchini

275 N. York Street, Suite 201

Elmhurst, Illinois 60126

With a copy to (which copy shall not constitute notice):

Nixon Peabody LLP

Attn: David R. Brown

70 W. Madison St., Suite 3500

Chicago, Illinois 60602

If to Investor:

Typenex Co-Investment, LLC

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

8.12.

Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

8.13.

Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.14.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.15.

Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.16.

Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company will reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.

8.17.

Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note; or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

8.18.

Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.19.

Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.20.

Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

8.21.

Voluntary Agreement.  Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

SUBSCRIPTION AMOUNT:

Principal Amount of Note:

$252,500.00

Initial Cash Purchase Price:

$75,000.00

INVESTOR:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager

By:

 /s/ John M. Fife

John M. Fife, President

COMPANY:

RVUE HOLDINGS, INC.

By:

/s/ Mark Pacchini

Printed Name: Mark Pacchini

Title: Chief Executive Officer

ATTACHED EXHIBITS:

Exhibit A

Note

Exhibit B

Allocation of Purchase Price

Exhibit C

Form of Investor Note

Exhibit D

Security Agreement

Exhibit E

Irrevocable Transfer Agent Instructions

Exhibit F

Secretary’s Certificate

Exhibit G

Share Issuance Resolution

Exhibit H

Arbitration Provisions

[Signature Page to Securities Purchase Agreement]